UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Stereotaxis, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

We are filing this Amendment Number 1 to our definitive proxy statement for the sole purpose of including the form of our proxy card. This item was inadvertently omitted from the original definitive proxy statement, which we filed with the Securities and Exchange Commission on April 5, 2023. The form of proxy card is located on the last page of this document. This revised definitive proxy statement is in all other respects identical to the definitive proxy statement we filed on April 5, 2023.

STEREOTAXIS, INC.

710 North Tucker Boulevard

Suite 110

St. Louis, Missouri 63101

(314) 678-6100

April 5, 2023

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Thursday, May 18, 2023, at 10:00 a.m. (Central Daylight Time) at our Company headquarters at 710 North Tucker Boulevard; Suite 110; in St. Louis, Missouri.

Details about the meeting are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made a copy of our 2022 Annual Report on Form 10-K and this proxy statement available on the Internet. Whether or not you plan to attend the meeting, we encourage you to read our 2022 Annual Report and this proxy statement and to vote your shares.

Your vote is very important to us. Most shareholders hold their shares in street name through a broker and may vote by using the Internet, by telephone or by mail. If your shares are held in the name of a bank, broker, or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting and if you plan to vote your shares in person at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker. All shareholders must also present a form of personal identification in order to be admitted to the meeting.

On behalf of the entire Board, I thank you for your continued support and look forward to seeing you at the meeting.

Sincerely,

/s/ David L. Fischel
David L. Fischel
Chief Executive Officer and
Chairman of the Board

STEREOTAXIS, INC.

710 North Tucker Boulevard

Suite 110

St. Louis, Missouri 63101

(314) 678-6100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 5, 2023

The Annual Meeting of Shareholders of Stereotaxis, Inc. will be held at our principal executive offices located at 710 North Tucker Boulevard, Suite 110; St. Louis, Missouri 63101, on Thursday, May 18, 2023, at 10:00 a.m. (Central Daylight Time) for the following purposes:

1.	To elect three (3) Class I directors to serve until the 2026 Annual Meeting and until, at the election of the Company, their respective successors are duly elected and qualified;
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023;
3.	To approve, by non-binding vote, executive compensation;
4.	To recommend, by non-binding vote, the frequency of future advisory votes on executive compensation; and
5.	To transact such other business as may properly come before the meeting.

The Board of Directors fixed Monday, March 20, 2023, as the date of record for the meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

We began sending to all shareholders of record a Notice of Internet Availability of Proxy Materials on April 5, 2023. Please note that our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available for viewing on the Internet. Please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail.

By Order of the Board of Directors,
STEREOTAXIS, INC.

/s/ Laura Spencer Garth
Laura Spencer Garth
Secretary
St. Louis, Missouri
April 5, 2023

IMPORTANT NOTICE

Please Vote Your Shares Promptly

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why am I receiving these materials?

The Board of Directors (the “Board”) of Stereotaxis, Inc. (the “Company”) is soliciting proxies from the Company’s shareholders in connection with its 2023 Annual Meeting of Shareholders to be held on May 18, 2023, and any and all adjournments and postponements thereof. You are encouraged to vote on the proposals presented in these proxy materials. You are invited to attend the Annual Meeting, but you do not have to attend to vote.

Q.	When and where is the Annual Meeting?

We presently intend to hold the Annual Meeting of Shareholders on Thursday, May 18, 2023, at 10:00 a.m. Central Daylight Time, at our principal executive offices located at 710 North Tucker Boulevard, Suite 110, St. Louis, MO 63101.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our 2022 Annual Report on Form 10-K, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet.

Q.	Who is entitled to vote?

You are entitled to vote if you were a shareholder of record of shares of our common stock or Series A Convertible Preferred Stock at the close of business on Monday, March 20, 2023 (the “Record Date”).

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On March 20, 2023, there were 75,055,484 shares of our common stock and 22,383 shares of our Series A Convertible Preferred Stock outstanding and entitled to vote, subject to specified beneficial ownership limitations in the case of the Series A Convertible Preferred Stock. Holders of our Series B Convertible Preferred Stock are not entitled to vote on any matter being presented for consideration at the Annual Meeting.

Q.	How many votes do I have?

Each share of common stock that you own entitles you to one vote. On the Record Date, there were a total of 75,055,484, shares of common stock outstanding. As of the Record Date, each share of our Series A Convertible Preferred Stock is convertible into 2,136 shares of our common stock and is entitled to one vote for each share of common stock into which it is convertible, subject to specified beneficial ownership limitations. On the Record Date there were 22,383 shares of Series A Convertible Preferred Stock outstanding, entitling the holders of those shares to an aggregate of 21,508,907 votes. Accordingly, on the Record Date, the holders of our common stock and Series A Convertible Preferred Stock are entitled to an aggregate of 96,564,391 votes in respect of such shares of stock.

Q.	What am I being asked to vote on?

We are asking our shareholders to (1) elect three Class I directors to serve until the 2026 Annual Meeting and until, at the election of the Company, their respective successors are duly elected and qualified; (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2023 fiscal year; (3) to approve, by non-binding vote, executive compensation; (4) to recommend, by non-binding vote, the frequency of future advisory votes on executive compensation; and (5) to transact such other business as may properly come before the meeting.

Q.	What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our shareholders, you are considered the beneficial owner of shares held in “street name”, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are invited to attend the Annual Meeting.

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Q.	How do I vote?

Whether or not you expect to be present in person at the Annual Meeting, you are requested to vote your shares. Most shareholders will be able to choose whether they wish to vote using the Internet, by telephone or by mail. The availability of Internet voting or telephone voting for shareholders whose shares are held in “street name” by a bank or a broker may depend on the voting processes of that organization. If you vote using the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 17, 2023, the day before the date of the Annual Meeting. If you hold your shares directly as a shareholder of record and you attend the meeting, you may vote by ballot. If you hold your shares in street name through a bank or broker and you wish to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice or if you requested to receive printed proxy materials, you can also vote by mail, telephone, or the Internet pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.

Q.	What if I want to change my vote?

If you are a shareholder of record, you can revoke your proxy at any time before it is voted at the Annual Meeting by:

●	timely delivering a properly executed, later-dated proxy;

●	submitting a later vote by Internet or telephone any time prior to 11:59 p.m., Eastern Daylight Time, on May 17, 2023;

●	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

●	voting by ballot at the meeting.

If your shares are held in the name of a bank or brokerage firm, you may change your vote by submitting new voting instructions to your bank or broker following the instructions that they provide.

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Q.	What vote of the shareholders is needed?

No business can be conducted at the Annual Meeting unless a majority of the outstanding shares of common stock entitled to vote is present in person or represented by proxy at the meeting. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. Each share of Series A Convertible Preferred Stock is entitled to one vote on an as-converted basis, subject to specified beneficial ownership limitations applicable to the holders of the Series A Convertible Preferred Stock. As noted above, holders of our Series B Convertible Preferred Stock are not entitled to vote on any matter being presented for consideration at the Annual Meeting. A plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” a director nominee. A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2023 fiscal year and “FOR” the approval, by non-binding vote, executive compensation. The frequency of future advisory votes on executive compensation – every year, every two years, or every three years – receiving the largest number of votes cast by holders of the shares entitled to vote and present in person or by proxy will determine the outcome of this proposal.

Q.	What happens if I request a paper copy of proxy material and return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” the ratification of our independent registered public accounting firm, “FOR” the approval by non-binding vote, executive compensation, and “THREE YEARS” for the recommended frequency of future executive compensation votes, and in the discretion of the proxy holders for such other business as may properly come before the meeting.

Q.	What happens if I do not instruct my broker how to vote or if I indicate I wish to “abstain” on the proxy?

If you hold shares in street name through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on “routine” proposals but not on “non-routine” proposals. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals are routine or non-routine. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares on these matters. This will result in a “broker non-vote”. Broker non-votes are not counted as shares present and entitled to vote so they will not affect the outcome of the vote.

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We expect that the following proposal will be considered “routine” under applicable NYSE rules: Proposal 2 (the ratification of Ernst & Young LLP as the Company’s independent registered public accountants). Accordingly, if you do not provide voting instructions to your broker, we expect that your broker will be permitted to vote your shares on this proposal, but all of our other proposals are “non-routine”. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares. This will result in a broker non-vote. Broker non-votes are not counted as shares present and entitled to vote so they will not affect the outcome of the vote.

If you indicate that you wish to “abstain,” your vote will have the same effect as a vote against the proposal or the election of the applicable director.

Q.	What if other matters are voted on at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting and you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those matters for you. As of the date we filed this proxy statement with the Securities and Exchange Commission, the Board of Directors did not know of any other matter to be presented at the Annual Meeting.

Q.	What do I need to do if I plan to attend the meeting in person?

All shareholders must present a form of personal identification to be admitted to the meeting. If your shares are held in the name of a bank, broker, or other holder of record, you also must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting.

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INFORMATION ABOUT THE BOARD OF DIRECTORS

The number of directors set by the Board is nine. Currently, there are two vacancies on the Board, one vacancy in Class II and one vacancy in Class III. Under the terms of our restated certificate of incorporation and bylaws, the Board of Directors may fill these vacancies at any time.

Set forth below is the name, age, and business experience of each of the continuing directors and nominees of the Company, including the specific experience, qualifications, attributes, or skills that led to the conclusion that such person should serve as a director. Dr. Nathan Fischel is the father of David L. Fischel, our Chief Executive Officer and Chairman of the Board.

Class I Directors

(Nominees for election to the Board at the 2023 Annual Meeting to serve a three-year term until the 2026 Annual Meeting)

David W. Benfer

Director since February 2005

Mr. Benfer, 76, has served as the chairman of The Benfer Group LLC, which provides advisory services to healthcare providers and suppliers, since 2010. From 1999 to 2009, Mr. Benfer served as president and chief executive officer of Saint Raphael Healthcare System and the Hospital of Saint Raphael, New Haven, Connecticut. Prior to that, he was the president and chief executive officer of the Provena-Saint Joseph/Morris Health Network in Joliet, Illinois from 1992 to 1999. Mr. Benfer served as senior vice president for Hospital and Urban Affairs for the Henry Ford Health System in Detroit and chief executive officer of the Henry Ford Hospital from 1985 to 1992. He served as the chairman of the American College of Healthcare Executives (ACHE) from 1998 to 1999 and on its board of governors from 1992 to 2000. Mr. Benfer was named a Fellow of ACHE in 1981 and served on the board of the Catholic Health Association from 2003 until 2008. He earned his M.B.A. from Xavier University and his B.S.B.A. from Wittenburg University. Mr. Benfer’s extensive experience in the healthcare industry and in hospital management provides the Company with useful industry information related to technology acquisition, governance, and risk and liability issues.

Arun S. Menawat, Ph.D.

Director since September 2016

Dr. Menawat, 68, is Chairman and CEO of Profound Medical Corp. (NASDAQ: PROF), a medical device company that is driving commercialization of real-time MRI-guided ablation for prostate diseases including cancer. Dr. Menawat has an accomplished history of executive leadership success in the healthcare industry. He was previously the Chairman, President, and CEO of Novadaq Technologies Inc. Under his 13-year tenure at Novadaq, he transformed the company from a small private pre-commercial company into the leader in intraoperative imaging and was instrumental in signing strategic partnerships with companies including Intuitive Surgical, LifeCell, and KCI. He obtained a Ph.D. in Chemical (Bio) Engineering from the University of Maryland, while concurrently completing a fellowship in biomedical engineering at the U.S. National Institute of Health and holds an Executive MBA from the J.L. Kellogg School of Management, Northwestern University. In 2014, Dr. Menawat was named the EY Ontario Entrepreneur of the Year in the health sciences category. Dr. Menawat’s strong executive experience with medical device companies provides the Board valuable guidance for product innovation, customer initiatives and operational matters.

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Myriam Curet, M.D.

Director since July 2021

Dr. Curet, 66, currently serves as Executive Vice President and Chief Medical Officer for Intuitive Surgical, the global leader and pioneer of robotic surgery. Dr. Curet joined Intuitive Surgical in 2005 and has since led the development of clinical evidence, physician education, and reimbursement and regulatory activities that have been instrumental to Intuitive Surgical’s growth across multiple clinical specialties. For more than 20 years, Dr. Curet has also served as a Clinical Professor of Surgery at Stanford University School of Medicine, with a part-time clinical appointment at the Palo Alto Veteran’s Administration Medical Center. Dr. Curet received her M.D. from Harvard Medical School and completed her general surgery residency at the University of Chicago. Dr. Curet’s extensive medical credentials and her executive experience in a medical device company provides the Board with significant insights on the commercial adoption of our products, as well as product innovation and operational matters.

Class II Directors (terms expiring at the 2024 Annual Meeting)

David L. Fischel

Chief Executive Officer and Chairman of the Board since February 2017

Director since September 2016

Mr. Fischel, 36, has served as a director of Stereotaxis since leading the equity investment and positive strategic initiatives announced in September 2016. He has served for over ten years as Principal and portfolio manager for medical device investments at DAFNA Capital Management, LLC. Prior to joining DAFNA Capital, he was a research analyst at SCP Vitalife, a healthcare venture capital fund. Mr. Fischel completed his B.S. magna cum laude in Applied Mathematics with a minor in Accounting at the University of California at Los Angeles and received his MBA from Bar-Ilan University in Tel Aviv. He is a Certified Public Accountant, Chartered Financial Analyst and Chartered Alternative Investment Analyst. Mr. Fischel’s extensive understanding of our business, operations and strategy, as well as financial and medical device industry experience, enable him to make valuable contributions to the Board of Directors.

Robert J. Messey

Director since May 2005

Mr. Messey, 77, served as the senior vice president and chief financial officer of Arch Coal, Inc. from December 2000 until his retirement in April 2008. Prior to joining Arch Coal, he served as the vice president of financial services of Jacobs Engineering Group, Inc. from 1999 to 2000 following that company’s acquisition of Sverdrup Corporation, where he served as senior vice president and chief financial officer from 1992 to 1999. Mr. Messey was an audit partner at Ernst & Young LLP from 1981 to 1992. He previously served as a director and member of the audit and compensation committees of Oxford Resource Partners, LP, a publicly traded coal mining company, from May 2010 to December 2014, and as a director and chairman of the audit committee of Baldor Electric Company, a publicly traded manufacturer of industrial electrical motors, from May 1993 to January 2011. He serves as an advisory director, chairman of the compensation committee, and member of the audit committee of a privately held conglomerate. Mr. Messey earned his B.S.B.A. from Washington University. Mr. Messey’s experience in finance and accounting provides the Board with a great deal of expertise on financing, accounting and compliance matters.

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Class III Directors (terms expiring at the 2025 Annual Meeting)

Nathan Fischel, M.D.

Director since February 2017

Dr. Fischel, 67, is the Founder and CEO of DAFNA Capital Management, LLC. DAFNA Capital is an SEC registered investment advisor with a highly successful investment track record of over 23 years focused on innovations in biotechnology and medical devices. Dr. Fischel was Professor of Pediatrics at UCLA School of Medicine and attending physician in Pediatric Hematology and Oncology at Cedars-Sinai Medical Center in Los Angeles. He has published over 120 peer-reviewed scientific and medical manuscripts and book chapters, has been the principal investigator of multiple National Institutes of Health (“NIH”) funded research grants, has served repeatedly on internal and external review panels at the NIH, and was appointed by the U.S. Secretary of Health and Human Services to serve for four years on the Advisory Council of one of the NIH’s institutes. Dr. Fischel received his M.D. from the Technion Israel Institute of Technology and served his internship year at Hadassah Hospital in Jerusalem. He completed his residency and fellowship in Pediatrics and Pediatric Hematology and Oncology at the Children’s Hospital and the Dana-Farber Cancer Institute, Harvard Medical School in Boston, and his postgraduate research training in Molecular Genetics at Oxford University in England. Dr. Fischel’s experience as a physician enables him to provide critical perspectives regarding our technologies and commercial adoption of our products, and his extensive knowledge of medical device companies allows him to provide insight to the Board on strategic decisions.

Ross B. Levin

Director since July 2018

Mr. Levin, 39, is the Director of Research for Arbiter Partners Capital Management LLC and a principal in the firm. Mr. Levin is a former board member of Capital Senior Living Corporation, Mood Media Corporation, American Community Properties Trust and Presidential Life Corporation. Mr. Levin is also chairman of the board of directors of Constructive Partnerships Unlimited, a non-profit organization providing services and programs for people with developmental disabilities, and former vice chairman of the board of the Cerebral Palsy Associations of New York State. Mr. Levin is a member of the New York Society of Securities Analysts and a CFA charter holder. Mr. Levin holds a Bachelor of Science degree in Management with a concentration in Finance from the A.B. Freeman School of Business at Tulane University and has completed the Investment Decisions and Behavioral Finance program at the John F. Kennedy School of Government at Harvard University.

CORPORATE GOVERNANCE INFORMATION

Board Leadership Structure and Board Role in Risk Oversight

David L. Fischel became chief executive officer and chairman of the board effective February 3, 2017. Since February 2015, David W. Benfer has served as the lead independent director. The Board believes that it should have flexibility to make the determination of whether the same person should serve as both the chief executive officer and chairman of the board or if the roles should be separate. The Board believes that its current leadership structure, with the positions of chief executive officer and chairman of the Board held by the same individual and Mr. Benfer serving as lead independent director, provides appropriate leadership for the Company and best serves the shareholders. Mr. Benfer provides independent leadership on the Board and interacts with the chief executive officer and the independent directors to facilitate communications. Our independent directors regularly have executive sessions as part of our regular meeting schedule, during which only the independent directors are present. Mr. Benfer leads these sessions and provides feedback to the chief executive officer.

Our Board provides risk oversight to the Company through the Audit Committee. The Audit Committee monitors financial, healthcare compliance, and regulatory risks. This oversight process takes place through discussions at committee meetings with the members of senior management who are responsible for the Company’s risk management policies and procedures. In addition, the Audit Committee regularly meets in a private session with the Company’s independent auditors.

Director Independence

Our common stock is listed on The New York Stock Exchange American Exchange (“NYSE American”) under the trading symbol “STXS”. The stock began trading on the NYSE American on September 6, 2019. Prior to that date the stock had traded on the OTCQX® Best Market since August 4, 2016. Our Board is required to evaluate and affirmatively determine the independence of our directors under the listing standards of the NYSE American, specifically, NYSE American Company Guide Section 803.

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With the exception of David L. Fischel and Dr. Nathan Fischel, our Board determined that each member of the Board and the respective Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee were independent in 2022 under the listing standards of the NYSE American.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board candidates to serve as members of the Board. In carrying out this responsibility, the committee has adopted a written policy setting forth the minimum qualifications to serve as a director of the Company. These minimum qualifications emphasize integrity, independence, experience, strength of character, mature judgment, and technical skills applicable to the Company. The committee will also consider whether the candidate is able to represent all shareholders of the Company fairly and equally, without favoring or advancing any particular shareholder or other constituency of the Company.

The committee also seeks Board members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and/or be selected based upon contributions they can make to the Company and Board. We do not have a formal policy regarding diversity, but the Board is committed to a diverse membership. In selecting nominees, the Board does not discriminate on the basis of race, color, national origin, sex (including pregnancy, sexual orientation, gender, and/or gender identity), religion, disability, or age.

The committee may approve, in its discretion, the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of the nominee is in the best interests of the Company and its shareholders.

The committee has written procedures for identifying and evaluating candidates for election to the Board. The material elements of that process are as follows:

●	The committee gives due consideration to the re-nomination of incumbent directors who desire to continue their service and who continue to satisfy the committee’s criteria for membership on the Board.

●	If there is no qualified and available incumbent or if there is a vacancy on the Board, the committee will identify and evaluate new candidates and will solicit or entertain recommendations for nominees from other Board members and the Company’s management. The committee also may engage a professional search firm to assist it in identifying qualified candidates.

Nomination of Directors by Shareholders

The Nominating and Corporate Governance Committee will evaluate candidates proposed by shareholders for nomination as directors under criteria similar to the evaluation of other candidates. Our bylaws provide that shareholders seeking to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to shareholders or made public, whichever occurs first. Our bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders.

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The Nominating and Corporate Governance Committee has established a written policy that it will consider recommendations for the nomination of a candidate submitted by holders of the Company’s shares entitled to vote generally in the election of directors. The material elements of that policy include the following:

●	The committee will give consideration to these recommendations for positions on the Board where the committee has determined not to re-nominate a qualified incumbent director;
●	For each annual meeting of shareholders, it is anticipated that the committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders (within the meaning of SEC Regulation 13D); and
●

While the committee has not established a minimum number of shares that a shareholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the shareholder must own its shares, the committee may, in its discretion, take into account the size and duration of a recommending shareholder’s ownership interest in the Company.

The committee may, in its discretion, also consider the extent to which the shareholder making the nominating recommendation intends to maintain its ownership interest in the Company; to the extent such information is available to the committee. The committee may elect not to consider recommendations of nominees who do not satisfy the criteria described above, including that a director must represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency. Absent special or unusual circumstances, only those recommendations whose submission complies with the procedural requirements adopted by the committee will be considered by the committee.

Any shareholder wishing to submit a candidate for consideration should send the following information to the corporate secretary, Stereotaxis, Inc., 710 North Tucker Boulevard, Suite 110, St. Louis, Missouri 63101.

●	Shareholder’s name, number of shares owned, length of period held and proof of ownership;
●	Name, age, business, and residential address of candidate;
●	A detailed résumé describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);
●	A supporting statement which describes the candidate’s reasons for seeking election to the Board and documents his/her ability to satisfy the director qualifications described herein;
●	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;
●	The class and number of shares of our capital stock that are beneficially owned by the candidate;
●	A description of any arrangements or understandings between the shareholder and the candidate; and
●	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

Our corporate secretary will promptly forward such materials to the chair of our Nominating and Corporate Governance Committee and our chairman of the Board. Our corporate secretary will also maintain copies of such materials for future reference by the committee when filling Board positions. Shareholders may submit potential director candidates at any time pursuant to these procedures.

Shareholder Communications Policy

Any shareholder wishing to send communications to our Board should send the written communication and the following information to our Corporate Secretary, Stereotaxis, Inc., 710 North Tucker Boulevard, Suite 110, St. Louis, Missouri 63101:

●	Shareholder’s name, number of shares owned, length of period held and proof of ownership;
●	Name, age, business, and residential address of shareholder; and
●	Any individual director or committee to whom the shareholder would like to have the written statement and other information sent.

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The corporate secretary will forward the information to the chairman of the Board, if addressed to the full Board, or to the specific director to which the communication is addressed.

Code of Conduct

Our Board has adopted a Code of Conduct that applies to all of our directors, officers, and employees. Shareholders may download a free copy of our Code of Conduct from our website (www.stereotaxis.com) or by written request to our Chief Compliance Officer as follows:

Matthew Stepanek, Sr. Director, Regulatory Affairs

Stereotaxis, Inc.

710 North Tucker Boulevard, Suite 110

St. Louis, Missouri 63101

We intend to promptly disclose any amendments to, or waivers from, any provision of the Code of Conduct by posting the relevant material on our website (www.stereotaxis.com) in accordance with SEC rules.

BOARD MEETINGS AND COMMITTEES

Board Meetings

During fiscal year 2022, the Board of Directors held 5 meetings. During fiscal year 2022 all incumbent directors attended 100% or more of the aggregate meetings of the Board and the Board committees on which they served during the period they held office. Directors are encouraged, but not required, to attend our Annual Meeting of Shareholders. Mr. David Benfer, Mr. David Fischel and Mr. Messey attended our 2022 Annual Meeting of Shareholders.

Board Committee Membership

The Board has established three standing committees. Presently, the standing committees are: Audit, Compensation, and Nominating and Corporate Governance. Committee membership as of the end of fiscal year 2022 was as follows:

Audit	Compensation
Ross B. Levin, Chairman	Arun Menawat, Chairman
David W. Benfer	Myriam Curet
Robert J. Messey	David W. Benfer

Nominating & Corporate Governance
David W. Benfer, Chairman
Myriam Curet
Ross B. Levin

The Board has adopted a written charter for each of the committees. The charters of our Audit, Compensation, and Nominating and Corporate Governance Committees, and our Code of Conduct are published on our website at www.stereotaxis.com, Investors, Board & Management, Governance. These materials are available in print to any shareholder upon request. From time to time, the Board and the committees review and update these documents, as they deem necessary and appropriate.

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Audit Committee

The Board has determined that each member of the Audit Committee is independent under the listing standards of the NYSE American and the enhanced independence standards for audit committee members set forth in SEC rules under the Securities Exchange Act of 1934. Further, our Board has determined that each member of the Audit Committee is financially sophisticated, and that Mr. Messey qualifies as an Audit Committee Financial Expert under SEC rules and regulations. The Audit Committee assists our Board in its oversight of:

●	the integrity of our financial statements;
●	our accounting and financial reporting process, including our internal controls;
●	our compliance with legal and regulatory requirements;
●	the independent registered public accountants’ qualifications and independence; and
●	the performance of our independent registered public accountants.

The Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of our independent registered public accountants. In addition, the Audit Committee must approve in advance:

●	any related-party transaction that creates a conflict-of-interest situation;
●	all audit services; and
●	all non-audit services, except for de minimis non-audit services, provided the Audit Committee has approved such de minimis services prior to the completion of the audit.

During fiscal year 2022, the Audit Committee met four times.

Compensation Committee

Our Board has determined that each director serving on the Compensation Committee during 2022 was independent under the listing standards of the NYSE American, and that each qualified as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986 and as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934. The functions of the Compensation Committee include:

●	assisting management and the Board in defining an executive compensation policy;
●	determining the total compensation package for our chief executive officer and other executive officers;
●	performing or, to the extent deemed appropriate delegating to our officers, reviewing and monitoring the administration of our equity-based compensation plans and qualified and non-qualified benefit plans;
●	approving new incentive plans and major benefit programs; and
●	approving changes to the outside directors’ compensation program.

The Compensation Committee has authority to retain compensation consultants to furnish advice or assistance to the committee within the scope of its duties. The committee has direct responsibility for the appointment, retention, and compensation of the compensation consultants as well as the oversight of the work of the consultants. In selecting any compensation consultant, the committee considers the factors relevant to the consultant’s independence from management in accordance with the listing standards of the NYSE American.

During fiscal year 2022, the Compensation Committee met one time and acted one time by unanimous written consent.

Nominating and Corporate Governance Committee

Our Board has determined that each director serving on the Nominating and Corporate Governance Committee during 2022 was independent under the listing standards of the NYSE American. The Nominating and Corporate Governance Committee assists the Board in:

●	identifying and evaluating individuals qualified to become Board members;
●	reviewing director nominees received from shareholders;
●	selecting director nominees for submission to the shareholders at our annual meeting;
●	selecting director candidates to fill any vacancies on the Board; and
●	overseeing the structure and operations of the Board, including recommending Board committee structure, appointments, and responsibilities.

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The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines and principles. During fiscal year 2022, the Nominating and Corporate Governance Committee met one time.

DIRECTOR COMPENSATION

Director Compensation Policy

Under the July 2021 Non-Employee Director compensation program, each director receives an annual award of restricted share units (RSUs) equal to $200,000 annually, payable in two-equal semi-annual installments valued at $100,000 each with the number of RSUs issued at each semi-annual installment calculated by dividing a) the total semi-annual grant value of $100,000 by b) the adjusted closing per share on the accounting grant date for each semi-annual period. The annual equity awards are made in two equal installments on the first business day of January and the first business day of July in each calendar year, paid in arrears (the first installment is compensation for the six months ending December 31st, and the second installment is compensation for the six months ending June 30th) and pro-rated if applicable (in the event a new director is nominated and elected).

Each director has the option to choose one of two vesting schedules prior to the commencement of the year. Each director may elect either for: (1) the restricted share units to vest immediately with the first option as of the date of the award; or (2) the restricted share units to vest on the earliest to occur of (i) the fifth anniversary of the date of the award, (ii) the date on which the service of the director on the Board of Directors terminates, or (iii) a “change of control” of the Company, as defined in the award agreement.

We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and committee meetings (including costs of travel, food and lodging). Reimbursements for any non-employee director did not exceed the $10,000 threshold in fiscal 2022 and thus are not included in the table below for director compensation.

Compensation of Directors

The following table discloses compensation to our non-employee directors for their services during 2022:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation	Total ($)
David W. Benfer	-	200,000	-	-	200,000
Myriam Curet(2)	-	200,000	-	-	200,000
David L. Fischel(3)	-	-	-	-	-
Nathan Fischel, M.D.(4)	-	200,000	-	-	200,000
Ross Levin(5)	-	200,000	-	-	200,000
Dr. Arun S. Menawat(6)	-	200,000	-	-	200,000
Robert J. Messey(7)	-	200,000	-	-	200,000

(1)	Amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Includes restricted share units issued in 2023 for services performed in 2022.
(2)	24,862 restricted share units were outstanding as of December 31, 2022, none of which were vested as of such date.
(3)	As a member of the Company’s management, Mr. David Fischel did not receive compensation for his services as a director in 2022. 205,000 restricted share units were outstanding as of December 31, 2022, none of which were vested as of such date.
(4)	265,976 restricted share units were outstanding as of December 31, 2022, none of which were vested as of such date.
(5)	210,949 restricted share units were outstanding as of December 31, 2022, none of which were vested as of such date.
(6)	265,976 restricted share units were outstanding as of December 31, 2022, none of which were vested as of such date.
(7)	235,976 restricted share units were outstanding as of December 31, 2022, none of which were vested as of such date.

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PROPOSAL 1: ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company may be fixed or changed from time to time by resolution of a majority of the Board of Directors, provided the number shall be no less than three and no more than fifteen. Currently, the Board has set the number of directors of the Company at nine. The directors are divided into three classes: Class I, Class II and Class III, each class to be as nearly equal in number as possible. The directors in each class are elected for a term of three years. Currently, there is one vacancy in Class II and one vacancy in Class III.

Shareholders are being asked to elect three (3) Directors, Mr. David Benfer, Dr. Arun Menawat, and Dr. Myriam Curet as Class I directors, to serve until the 2026 Annual Meeting and until their respective successors are duly elected and qualified.

The Board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve; all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee recommended by our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

EXECUTIVE COMPENSATION

The following discussion and analysis of the compensation arrangements of our Named Executive Officers for 2022 is intended to provide additional context about our compensation philosophy and our Board’s compensation-related decisions in 2022. It should be read together with the compensation tables and related disclosures set forth below.

This discussion contains forward-looking statements that are based on our current considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.

The following discussion and analysis relate to the compensation arrangements for 2022 of (i) our principal executive officer, and (ii) our principal financial officer, who are the two officers included in our Summary Compensation Table (our “Named Executive Officers”).

Executive Compensation Summary and Analysis

The Compensation Committee is tasked with discharging the Board of Directors’ responsibilities related to oversight of the compensation of our directors and officers and ensuring that our executive compensation program meets our corporate objectives. The following is a summary and analysis of the executive compensation policies, programs and practices developed by the Compensation Committee, and a description of the compensation of our Named Executive Officers.

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Compensation Philosophy

The objective of our compensation program is to attract, retain and motivate highly qualified executive officers while aligning the interests of these executives with those of shareholders. When designing compensation packages to achieve this objective, the committee is guided by the following principles:

●	Align pay and performance: Provide total compensation that is commensurate with stock price performance, the operational and financial success of our business, and the individual performance contributions of executives.
●	Manage program cost and dilution: Balance other considerations for executive pay programs with their impact on earnings, cash flow and stock dilution.
●	Provide market competitive pay: Targeted compensation opportunities should generally reflect levels, both in terms of size of pay opportunity and mix of pay elements, observed in the competitive marketplace, as defined by the market median pay levels among companies with which we compete for talent.

We believe that adhering to these principles will create a total compensation program that supports our aim to deliver long-term shareholder value through business performance. In addition to the above principles, the Compensation Committee exercises its judgment in setting pay levels with respect to individual competencies and experience and the internal compensation equity among Named Executive Officers.

Role and Independence of the Consultant

From time-to-time, when deemed necessary, the Compensation Committee engages the services of an independent compensation consultant to provide the committee with market data and analysis, advice on incentive design practices, and an external perspective on pay trends and legal and regulatory developments. No compensation consultant provided any services to the Compensation Committee during fiscal 2022.

Role of Executive Officers in Compensation Decisions

For executive officers other than our CEO, the Compensation Committee has historically sought and considered input from our CEO regarding such executive officers’ responsibilities, performance, and compensation. Specifically, our CEO recommends base salary increases and equity award levels that are used throughout our compensation plans and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. These recommendations reflect compensation levels that our CEO believes are qualitatively commensurate with an executive officer’s individual qualifications, experience, responsibility level, functional role, knowledge, skills, and individual performance, as well as the Company’s performance. Our Compensation Committee considers our CEO’s recommendations but may adjust up or down as it determines in its discretion and approves the specific compensation for all the executive officers. All such compensation determinations by our Compensation Committee are largely discretionary.

Our CEO abstains from voting in sessions of the Board of Directors where the Board of Directors acts on the Compensation Committee’s recommendations regarding his compensation.

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Executive Compensation Program

The elements of the compensation program for officers are base salary, equity-based long-term incentive, and benefits. Officers other than the CEO are also eligible for an annual cash incentive. The committee has historically set targeted total compensation at the median of the competitive market. The committee may adjust targeted total compensation, or the mix of total compensation based on other considerations such as business performance, company size and stock dilution. In addition, incentive programs are intended to be designed such that total compensation realized by executives is consistent with performance achievement. The objective of the Company’s long-term incentive program is to directly align compensation outcomes with returns received by shareholders, build equity ownership within the management team, and motivate the sustainable financial performance that supports stock price growth. Long-term incentive awards to the CEO are made pursuant to the Company’s 2021 CEO Performance Share Unit Award Plan. Long-term incentive awards to officers other than the CEO are made pursuant to the Company’s 2022 Stock Incentive Plan, which permits grants of cash awards, stock options, stock appreciation rights and stock awards. Throughout the year, the committee may also approve awards in connection with employee promotions, employee retention, an individual newly hired to the Company, or for purposes otherwise deemed to be in the best interest of the Company. The timing of these equity award grants is not based on the timing of the release of material, non-public information, nor is such information released for the purpose of affecting the value of executive compensation.

Historically, the design of the annual cash incentive plan available for officers other than CEO was intended to be primarily objective and formulaic. Each year, the committee established annual performance metrics relating to financial performance and strategic initiatives and annual incentive opportunities for management employees, including the Named Executive Officers. The annual incentive opportunities were determined as a percentage of the individual’s base salary. In addition, the committee retained discretion to adjust annual incentive awards, taking into account non-formulaic considerations such as the context in which certain performance achievement occurred, the unique experience an individual brings to a role, and other factors the committee deemed relevant. In recent years, the committee has decided not to establish a plan based on objective, formulaic performance goals and metrics for the Company and instead determined that annual incentive awards to management, including the Named Executive Officers other than the CEO, would be discretionary.

The typical pay review process occurs at the beginning of the fiscal year at which time the Compensation Committee reviews and approves executive compensation, including adjustments in base salaries, annual incentive awards and equity awards, and, if appropriate, establishes performance goals and target incentive opportunities for the annual incentive plan for the following fiscal year. During the review process, the committee considers a number of factors, including competitive market data, input received from the Company’s management, an assessment of individual performance and the operating performance of the Company.

2022 Executive Compensation

Annual Base Salary. The Compensation Committee approved a base salary increase of approximately $3,000 for Ms. Peery, effective March 1, 2022. The Compensation Committee decided to make no changes to the annual base salary during 2022 for Mr. Fischel, which remained at $60,000 per year.

Annual Incentive Plan. The committee decided not to establish a 2022 annual incentive plan based on objective, formulaic performance goals and metrics for the Company or the Named Executive Officers, and instead determined that annual incentive awards to management, including the Named Executive Officers, for the 2022 fiscal year would be discretionary.

Long-Term Incentive Compensation. In February 2022, a grant of service-vested Incentive Stock Options, vesting 25% on the first anniversary and 2.083% per month thereafter through the fourth anniversary, was made to Ms. Peery with the intention of emphasizing retention and the criticality of shareholder alignment during this key phase in the Company’s life-cycle. In February 2021, the Board, upon recommendation of the Compensation Committee and subject to shareholder approval, approved a grant of performance based restricted stock units to Mr. Fischel, with vesting contingent on achievement of minimum service requirements and market-based milestones. Shareholders subsequently approved the award in May 2021. As of December 31, 2022, none of the performance milestones established by the 2021 CEO Incentive Program have been achieved and no awards have been earned. The full award document can be found in Exhibit 10.7 to our 2021 10K filed with the SEC on March 10, 2022.

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Recoupment Policy

The Compensation Committee has a recoupment policy applicable to incentive compensation based on financial results, including the annual bonus and equity-based compensation, to our Named Executive Officers and other executives. If we are required to file a restatement of financial results due to fraud, gross negligence or willful misconduct, then our independent directors may take action to recoup any portion of the incentive compensation awarded to the executives that exceeded the amount that would have been awarded based on the restated financial results during the three fiscal years prior to the filing of the restated financial results.

Other Benefits

●	Healthcare and Other Insurance Programs: All of our employees, including the Named Executive Officers, are eligible to participate in medical, dental, short and long-term disability and life insurance plans. The terms of such benefits for our Named Executive Officers are the same as those for all of our employees.

●	401(k): We offer all eligible employees the opportunity to participate in a 401(k) plan. Employer matching contributions are discretionary under the 401(k) plan. During 2022, the Company matched employee contributions up to 3% of the employee’s salary, subject to limitations. However, the employer match payment was not made until 2023.

●	Employee Stock Purchase Plan: The Company offers an employee stock purchase plan, under which all of our employees, including our Named Executive Officers, who do not own 5% or more of our outstanding common stock, have the opportunity to buy an aggregate for all employees of up to 250,000 shares of Company common stock at 95% of market price with up to 15% of their salaries and incentives (subject to certain limits), with the objective of allowing employees to profit when the value of our stock increases over time.

Compensation Risk Assessment

The Compensation Committee has considered potential risks arising out of our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk taking by our employees. The Compensation Committee believes that our compensation packages, which are structured to balance fixed and variable compensation and include both annual and long-term incentives, mitigates against unnecessary or excessive risk taking.

Summary Compensation Table

The following table summarizes the total compensation paid to the following Named Executive Officers for fiscal years 2021 and 2022. For more information about the components of the total compensation, refer to the “Executive Compensation Summary and Analysis” section of this proxy statement.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Totals ($)
David L. Fischel	2022	60,000	-	-	-	2,195	62,195
Chief Executive Officer	2021	60,000	57,397,673	-	-	2,195	57,459,868
Kimbery R. Peery	2022	222,500	-	134,920	20,000	9,340	386,760
Chief Financial Officer	2021	220,000	-	177,720	40,722	9,098	447,540

(1)	Amount reported reflects the aggregate grant date fair value of the shares awarded under the 2021 CEO Performance Share Unit Award Plan, computed in accordance with FASB ASC Topic 718. See Note 9 of the notes to our consolidated financial statements contained in our 2021 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the ASC 718, Compensation-Stock Compensation values of our equity awards. This amount reflects the aggregate grant date fair value for this award and does not correspond to the actual value that will be recognized by Mr. David Fischel. The amount reported is also the amount that would be reported assuming the highest level of performance conditions are achieved. The 2021 CEO Performance Share Unit Award Plan is intended to compensate Mr. Fischel over its 10-year term and will become vested as to all shares subject to it only if our market capitalization increases to $5.5 billion. Each tranche of shares out of a total of 10 tranches will become vested and exercisable each time: (i) our market capitalization increases initially to $1.0 billion for the first tranche, and (ii) by an additional $0.5 billion for each tranche thereafter, subject to Mr. Fischel’s continued service to us as the Chief Company Executive (as defined in the award agreement), at each such vesting event. This award was designed to be entirely an incentive for future performance that would take many years, if at all, to be achieved. If any shares have not vested by the end of the term of the award term, they will be forfeited, and Mr. Fischel will not realize the value of such award. As of the date of this filing, no market capitalization milestones have been achieved and consequently, no shares have vested under the 2021 CEO Performance Share Unit Award Plan. As of December 31, 2022, Mr. Fischel has not achieved any of the performance milestones established by the 2021 CEO Performance Share Unit Award and has not received any shares under this plan.
(2)	Amounts reported reflect the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. These awards consist of grants of incentive stock options. See Note 10 of the notes to our consolidated financial statements contained in our 2022 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the ASC 718, Compensation-Stock Compensation values of our equity awards. These amounts reflect the aggregate grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.
(3)	These amounts represent cash awards earned during the respective fiscal year under the applicable annual incentive programs, irrespective of the year in which they were actually paid.
(4)	All Other Compensation includes the payment of group term life insurance premiums and employer match contributions to the executive’s 401(k) plan earned in the respective fiscal year.

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Outstanding Equity Awards at Fiscal Year-End

			Option Awards				Stock Awards
Named Executive Officer	Date of Award		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
David L. Fischel(3)	01/02/2018						30,000	62,100
	07/02/2018						30,000	62,100
	01/02/2019						30,000	62,100
	07/01/2019						30,000	62,100
	01/02/2020						30,000	62,100
	07/01/2020						30,000	62,100
	01/04/2021						25,000	51,750
	02/27/2021	(4)					13,000,000	26,910,000
Kimberly R. Peery	03/27/2014		4,000		4.04	03/27/2024
	02/26/2018		15,750		0.74	02/26/2028
	03/03/2019		32,840	2,160	2.03	03/03/2029
	03/09/2020		27,514	12,486	4.52	03/09/2030
	03/08/2021		17,506	22,494	6.96	03/08/2031
	02/25/2022		-	40,000	4.80	02/25/2032

(1)	The amounts appearing in this column represent the total number of options and stock appreciation rights (SARs) that have not vested as of December 31, 2022. Options and SARs granted to the Named Executive Officers, vest at the rate of 25% one year from the date of grant, and monthly thereafter, over 36 additional months.
(2)	Based on the closing price of $2.07 for the shares of our common stock on December 30, 2022.
(3)	Prior to December 1, 2020, Mr. Fischel received compensation as a “non-employee director” under our compensation program for non-employee directors described under “Director Compensation” above.
(4)	As of 12/31/2022, Mr. Fischel has not achieved any of the performance milestones established by the 2021 CEO Incentive Program and has not received any awards under that program.

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PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)	Average Compensation Actually Paid to Non-PEO NEOs(1)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)(2)	Net Income (Loss)(3) (millions)

2022	62,195	(49,087,719)	386,760	94,383	40.67	(18.30)
2021	57,459,868	64,557,430	447,540	476,648	121.81	(10.70)

(1)	Amounts represent compensation actually paid to our CEO, Mr. David Fischel, who was our Principal Executive Officer or “PEO” for each of the years shown, and the average compensation actually paid to our CFO, Ms. Peery, as our remaining NEO or “Non-PEO NEO” for the relevant fiscal year. Amounts were computed in accordance with Item 402(v) of Regulation S-K and do not reflect the actual amount of compensation earned by or paid to Mr. Fischel or Ms. Peery during the applicable year.

Amounts represent the Summary Compensation Table Total Compensation for the applicable fiscal year adjusted as follows:

	2021		2022
	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs
Deduction for ASC 718 Fair Value as of Grant Date Reported under the Stock Awards and Option Awards Columns in the Summary Compensation Table	(57,397,673)	(177,720)	-	(134,920)

Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	64,495,235	150,200	-	46,680

Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	-	-	-	-

Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	-	17,744	(49,149,914)	(109,265)

Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	-	38,884	-	(94,872)

Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	-	-	-	-

Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	-	-	-	-

Total Adjustments	7,097,562	29,108	(49,149,914)	(292,377)

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The equity awards granted to our PEO include performance-based stock units (PSU). The change in fair values of those PSUs included in the compensation actually paid to our PEO are calculated at the required measurement dates using a Black-Scholes model to approximate the change in fair value. Changes to the PSU fair value from the grant date are based on our updated stock price at the respective measurement dates, in addition to remaining life of the grant, implied volatility of our stock over the remaining grant life, and risk-free rate assumptions. For all years presented, the meaningful increases or decreases in the year-end stock option fair value from the fair value on the grant date were primarily driven by changes in the stock price.

The equity awards to our Non-PEO NEOs include incentive stock options. The change in fair values of those options include in the compensation actually paid to our Non-PEO NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for the year ended December 31, 2022. Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, and risk-free rate assumptions. For all years presented, the meaningful increases or decreases in the year-end stock option fair value from the fair value on the grant date were primarily driven by changes in the stock price.

(2) Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2021 or 2022.

(3) The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)

Between 2021 and 2022, our net loss increased and the compensation actually paid for both our PEO and non-PEO NEOs decreased reflecting company performance and the impact of the declining stock price.

Compensation Actually Paid and Cumulative TSR

As shown in the following graph, the compensation actually paid to Mr. Fischel and the average amount of compensation actually paid to our named executive officers as a group (excluding Mr. Fischel) during the periods presented are positively correlated. While have not historically aligned executive compensation with TSR, our stock incentive programs, which are an integral part of our executive compensation program, are tied to company performance because they provide value only if the market price of our common stock increases and if the executive officer continues in our employment over the vesting period. These stock awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term. Additionally, part of the compensation of our named executive officers other than our PEO consists of annual performance-based cash bonuses which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. See the Executive Compensation section for a complete discussion of our compensation programs.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of December 31, 2022, regarding securities to be issued upon the exercise of outstanding options, warrants and rights under equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	4,416,804	$4.21	16,930,952
Equity compensation plans not approved by shareholders	-	-	-
Total	4,416,804	$4.21	16,930,952

(1)

Includes 1,208,739 shares issuable pursuant to RSUs under our compensation program for non-employee directors, for which the service period has been completed but which will vest and become issuable in the future on the earliest to occur of (i) the fifth anniversary of the date of the award, (ii) the date on which the Board service of the director terminates, or (iii) a “change of control” of the Company, as defined in the award agreement. See “Director Compensation—Director Compensation Policy” above.

(2)	Shares issuable upon vesting of restricted share units are not included in the weighted average computation.
(3)	Includes 13,000,000 shares issuable pursuant to performance based RSUs under the 2021 CEO Performance Share Unit Award Plan which was approved by our shareholders at our May 20, 2021 annual meeting. As of December 31, 2022, no milestones have been achieved under the 2021 CEO Performance Share Unit Award Plan and accordingly no shares have been issued.

Potential Payments Upon Termination or Change of Control

The award agreements under our 2002 Stock Incentive Plan, 2012 Stock Incentive Plan, 2022 Stock Incentive Plan, and the 2021 CEO Performance Share Unit Award Plan (collectively, the “Plans”) provide for the acceleration of certain equity awards in the event of termination of the employee’s employment due to a change of control of the Company. The provisions under the award agreements are generally applicable to awards granted to all participants in the Plan, including the Named Executive Officers. We have described those provisions generally below. Additionally, under certain stock incentive plans, in the event of a change of control of the Company, the Compensation Committee has the discretion to provide for termination of awards in exchange for cash payments or the issuance of substitute awards. Benefits or payments under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

Provisions of awards under the Stock Incentive Plans

The awards do not generally accelerate in connection with the retirement, resignation, or other termination of employment (i.e., voluntary termination, termination for cause or involuntary termination) of any of the participants. In addition, none of the equity awards under the 2002 Stock Incentive Plan, 2012 Stock Incentive Plan, or 2022 Stock Incentive Plan accelerate in the event of termination by death or disability. SARs and options could be exercised for specified periods following retirement, death, or disability.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 20, 2023, by:

●	each person known by us to own beneficially more than 5% of our outstanding common stock;
●	each of our directors;
●	each of our Named Executive Officers; and
●	all of our directors and executive officers as a group.

There were 75,055,484 shares of common stock, 22,383 shares of Series A Convertible Preferred Stock, and 5,610,121 shares of Series B Convertible Preferred Stock outstanding as of March 20, 2023. Each share of our Series A Convertible Preferred Stock is convertible into 2,136 shares of our common stock (or an aggregate 21,508,907 of shares) and each share of our Series B Convertible Preferred Stock is convertible into one (1) share of our common stock, in each case subject to specified beneficial ownership limitations. Unless otherwise indicated, the table below includes the number of shares underlying options and stock appreciation rights that are currently exercisable or exercisable within 60 days after March 20, 2023, the number of shares that may be issuable upon vesting of restricted share units within 60 days after March 20, 2023, and the number of shares of common stock into which the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are convertible within 60 days after March 20, 2023, in each case subject to the beneficial ownership limitations described in the footnotes below. Such shares are considered outstanding and beneficially owned by the person holding the options, stock appreciation rights, restricted share units, shares of Series A Convertible Preferred Stock, or shares of Series B Convertible Stock for the purposes of computing beneficial ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, where applicable, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Stereotaxis, Inc., 710 North Tucker Boulevard, Suite 110, St. Louis, MO 63101.

Name and Address of Beneficial Owner of Common Stock	Number of shares of Common Stock beneficially owned	Percentage of shares of Common Stock beneficially owned
Five percent shareholders
2012 Revocable Trust of Andrew Redleaf (1) 3033 Excelsior Boulevard Minneapolis, MN 55416	7,379,389	9.30%

Joseph Kiani Dynasty Trust (2) 52 Discovery Irvine, CA 92618	7,647,232	9.99%

Arbiter Partners QP, L.P.(3) 530 Fifth Avenue, 20th Fl. New York, NY 10036	3,806,831	4.99%

DAFNA Capital Management, LLC (4) 10990 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90024	13,680,554	18.23%

Redmile Group, LLC(5) One Letterman Drive Building D Suite D3-300 The Presidio of San Francisco San Francisco, California 94129	7,097,616	8.80%

Directors and Named Executive Officer
David W. Benfer (6)	415,685	*

David L. Fischel	80,000	*

Nathan Fischel, M.D. (7)	13,755,054	18.33%

Myriam Curet, M.D.	-	*

Arun S. Menawat	389,285	*

Robert J. Messey	115,818	*

Ross Levin	-	*

Kimberly R. Peery (8)	123,067	*

All directors and executive officers as a group (8 persons)	14,878,909	19.41%

* Indicates ownership of less than 1%

(1)	Based on the Company’s records. Includes 4,302,466 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 9.99% of our common stock then outstanding.
(2)	Based on a Schedule 13G filed by Joe Kiani on June 9, 2021, and the Company’s records. Excludes 7,111,545 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock held by the Joseph Kiani Dynasty Trust. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 9.99% of our common stock then outstanding.
(3)	Based on the Company’s records and Schedule 13F filed by Arbiter Partners Capital Management LLC on February 14, 2023. Excludes 5,219,982 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock held by Arbiter. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.
(4)	Based on the Company’s records and a Schedule 13D filed on March 8, 2018 by DAFNA Capital Management, LLC, in its capacity as investment adviser to DAFNA LifeScience Ltd., DAFNA LifeScience Market Neutral Ltd., and DAFNA LifeScience Select Ltd. (collectively, the “Funds”), each of which entities is a Cayman Islands exempted company. In such capacity, DAFNA Capital Management, LLC may be deemed to be the beneficial owner of the shares of our common stock owned by the Funds, as in its capacity as investment adviser it has the power to dispose, direct the disposition of, and vote our shares owned by the Funds. Nathan Fischel and Fariba Ghodsian are part-owners of DAFNA Capital Management and managing members. As controlling persons of DAFNA Capital Management, they may be deemed to beneficially own the shares of our common stock owned by the Funds. Pursuant to Rule 13d-4, Drs. Fischel and Ghodsian disclaim beneficial ownership of the securities owned by the Funds. This amount excludes an aggregate of 17,209,863 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.
(5)	Based on a Schedule 13G filed with the SEC on February 14, 2023 by Redmile Group, LLC (“Redmile”), the shares of the Company’s common stock that may be deemed to be beneficially owned by Redmile is comprised of 1,487,495 shares of Common Stock held by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC (collectively, the “Redmile Funds”), which shares of Common Stock may be deemed beneficially owned by Redmile Group, LLC as investment manager of the Redmile Funds. Jeremy C. Green serves as the principal of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Redmile Group, LLC may also be deemed to beneficially own shares of Common Stock issuable upon conversion of 5,610,121 shares of the Company’s non-voting Series B Convertible Preferred Stock (“Series B Preferred Stock”) held by certain Redmile Funds. The Series B Preferred Stock is initially convertible into shares of Common Stock on a one-for-one basis. The conversion of the Series B Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 9.99% of our common stock then outstanding.
(6)	Includes, 2,700 shares of common stock held by Mr. Benfer’s spouse, and 210,255 shares of common stock held by the Benfer Family Trust TTEE.
(7)	Includes 13,680,554 shares of common stock held by DAFNA Capital Management, LLC, in its capacity as investment advisor to DAFNA LifeScience Ltd., DAFNA LifeScience Market Neutral Ltd., and DAFNA LifeScience Select Ltd. (collectively, the “Funds”). This number of shares excludes an aggregate of 17,209,863 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock held by the Funds. Dr. Fischel disclaims beneficial ownership of the shares and warrants owned by the Funds. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.
(8)	Includes options to purchase 119,750 shares of common stock.

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REPORT OF AUDIT COMMITTEE

Currently, three non-employee directors serve on the Audit Committee. Each is independent as defined by Section 803 of the NYSE American Company Guide and Rule 10-A-3(b)(1) of the Securities Exchange Act of 1934. The Board has adopted a written charter for the Audit Committee, which is posted on our website at www.stereotaxis.com, Investors, Governance.

The Audit Committee assists the Board in providing oversight of our accounting and financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal control. Our independent registered public accountants are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances. In addition, the Company engages another accounting firm for assistance with internal audit services and their analysis is provided to the Committee.

The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate, and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2022 with management, including a discussion of the quality and the acceptability of our financial reporting practices and the internal controls over financial reporting.

The Audit Committee also discussed with the Company’s internal audit service provider and the independent registered public accounting firm in advance the overall scope and plans for their respective audits. The committee meets regularly with the internal audit service provider and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. Submitted by the Audit Committee of the Board of Directors,

Ross Levin, Chair
David W. Benfer
Robert J. Messey

The report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate by reference the Audit Committee report and will not otherwise be deemed filed under such Acts.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company’s independent registered public accountants to examine the financial statements of the Company for our 2023 fiscal year.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2023. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

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The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

PROPOSAL 3: TO APPROVE, BY NON-BINDNG VOTE, EXECUTIVE COMPENSATION

Our Board of Directors believes that long-term incentive compensation programs align the interests of management, employees, and the shareholders to create long-term shareholder value. The Board believes that these programs increase our ability to achieve this objective by allowing for several different forms of long-term incentive awards, which the Board believes will help us recruit, reward, motivate and retain talented personnel.

Pursuant to Section 14A of the Exchange Act, our Board of Directors is again submitting a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). This vote is currently conducted every three years, and if approved by shareholders, the next vote will be in 2026.

While this vote is advisory and not binding on our Company, it will provide information to our Compensation Committee regarding shareholders’ sentiment about our executive compensation philosophy and practices, which the committee will be able to consider when determining executive compensation in the future.

As you consider how to cast your vote, we encourage you to review the “Executive Compensation Summary and Analysis” section of this proxy statement as well as the executive compensation tables and related narratives. As described in those sections, the primary goals of our executive compensation program are to attract, retain and motivate highly qualified executives and to align their interests with those of our shareholders. Our program, consisting of a mix of base salary, annual cash bonus, and equity awards, is designed to reflect a balance between short-term and long-term goals to create value for our shareholders.

The affirmative vote of the holders of a majority of the shares of the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our Named Executive Officers, as described in this proxy statement. The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in this proxy statement under “Executive Compensation”, including the “Executive Compensation Summary and Analysis” and the tabular and narrative disclosure contained in this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

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PROPOSAL 4: TO RECOMMEND, BY NON-BINDING VOTE, the FREQUENY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act requires that every six years we include in this proxy statement a separate non-binding shareholder vote to advise on whether the “say-on-pay” vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

The Board believes that following this year’s advisory vote on executive compensation, an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

●	Our compensation program is designed and weighted to reward sustained financial and stock price performance over such a multi-year period.

●	The largest value creation opportunity for our Named Executive Officers rewards multi-year stock price appreciation through the provision of stock-settled stock appreciation rights and restricted share units with multi-year vesting.

●	A success of the Company’s long-term incentive strategy is best measured on a three-year frequency by providing sufficient time for shareholders to meaningfully weigh the full impact and success of the program compared to the sustained financial performance of the Company.

The proxy card provides the Company’s shareholders with the opportunity to choose among four options (holding the vote every one, two, or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove our Board’s recommendation. The frequency of holding an advisory vote on the compensation of our named executive officers receiving the largest number of votes cast – every year, two years, or every three years – will be the frequency approved, on an advisory basis, by the Company’s shareholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our shareholders.

Although the vote is non-binding, our Board intends to consider the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures. The Company’s shareholders also may provide additional feedback on important matters involving executive compensation even in years when Say-on-Pay votes do not occur. For example, the Company from time to time seeks shareholder approval for new employee equity compensation plans and material revisions thereto.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

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PRINCIPAL ACCOUNTING FEES AND SERVICES

The table below shows the fees charged by Ernst & Young LLP, our independent registered public accountants, for professional services for fiscal year 2021 and an estimate of the fees we expect to be billed by Ernst & Young LLP for professional services for fiscal year 2022:

	Amount Billed for Fiscal Year
Description of Professional Service	2021	2022
Audit Fees – professional services rendered by Ernst & Young LLP for the audit of our annual financial statements, the review procedures on the financial statements included in our Forms 10-Q, as well as services that are normally provided by the accountant in connection with Securities and Exchange Commission filings for those fiscal years.	$410,000	$375,000
Audit-Related Fees – assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements and are not reported as “Audit Fees.”	-	-
Tax Fees– professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.	-	83,930
All Other Fees	-	-
Total Ernst & Young LLP Fees	$410,000	$458,930

Pre-Approval Policy

As described in the Audit Committee charter, it is the Audit Committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accountants. All of the audit services provided by Ernst & Young LLP during fiscal year 2022 were pre-approved in accordance with the Audit Committee’s policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We review all relationships and transactions in which the Company and our directors, executive officers or their immediate family members participate to determine whether such persons have a direct or indirect material interest in such transactions or relationships. In addition, our Code of Conduct prohibits our officers, directors, and employees from engaging in activities that involve, or even appear to involve, a conflict between their personal interest and the interests of the Company. Our Code of Conduct encourages our employees to report to us an actual or apparent conflict of interest.

Our Board of Directors or the Audit Committee, in either case, with any directors involved in the relevant transaction recusing themselves from the discussion and decision, reviews all related party transactions involving the Company and any of the Company’s principal shareholders or members of our board of directors or senior management or any immediate family member of any of the foregoing. A general statement of this policy is set forth in our Audit Committee charter, which is published on our website at www.stereotaxis.com, Investors, Governance. However, the Board does not have detailed written policies and procedures for reviewing related party transactions. Rather, all facts and circumstances surrounding each related party transaction may be considered.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires all Company executive officers, directors and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us and on written representations from our directors and executive officers, we believe that all such persons timely filed such reports during the last fiscal year.

GENERAL INFORMATION

SHAREHOLDER PROPOSALS

Proposals Included in Proxy Statement

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2023 Annual Meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than December 6, 2022, which is 120 calendar days prior to the anniversary of April 5, 2023, the release date of this proxy statement relating to the 2023 Annual Meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

Our bylaws provide that any shareholder seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, i.e., not earlier than January 19, 2023, and not later than February 18, 2023, for the 2023 Annual Meeting. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to shareholders or made public, whichever first occurs. Our restated bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Any shareholder wishing to submit a candidate for election to our Board of Directors should follow the procedures outlined in “Director Nominations.” For all other proposals, as to each matter of business proposed, the shareholder should send the following information to the Corporate Secretary, Stereotaxis, Inc., 710 North Tucker Boulevard, Suite 110, St. Louis, Missouri 63101:

●	A brief description of the business desired to be brought before the meeting and the reasons for conducting such business;
●	The text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);
●	The name and address, as they appear in our shareholder records, of the shareholder(s) proposing such business;
●	The class and number of shares of the stock which are beneficially owned by the proposing shareholder(s);
●	Any material interest of the proposing shareholder(s) in such business; and
●	A statement as to whether either the proposing shareholder(s) intend(s) to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal.

A more complete description of this process is set forth in our bylaws.

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HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and Notices of Internet Availability of Proxy Materials, with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement and/or Notices of Internet Availability of Proxy Materials addressed to those shareholders. This process is commonly referred to as “householding”. The Company and some brokers household annual reports, proxy materials, and Notices of Internet Availability of Proxy Materials, delivering a single annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you request otherwise. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials, in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

You may request to receive at any time a separate copy of our proxy materials, our Annual Report, or Notice of Internet Availability of Proxy Materials, or notify us that you do or do not wish to participate in householding by sending a written request to our Corporate Secretary at 710 North Tucker Boulevard, Suite 110, St. Louis, Missouri 63101, or by telephoning 314-678-6100. We will deliver such materials to you promptly upon such request.

OTHER INFORMATION

The Board knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

The Company will bear the expense of preparing, printing, and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers, or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.

You are urged to vote promptly. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person, if you held your shares directly as a registered holder. In addition, we will furnish, without charge, copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Commission, upon the written request of any person who is a shareholder as of the Record Date, upon payment of a reasonable fee which will not exceed our reasonable expenses in connection therewith. Requests for such materials should be directed to Stereotaxis, Inc., 710 North Tucker Boulevard, Suite 110, St. Louis, Missouri 63101, Attention: Corporate Secretary. Such information may also be obtained free of charge by accessing the Commission’s web site at www.sec.gov.

April 5, 2023

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SCAN TO
VIEW MATERIALS & VOTE

STEREOTAXIS, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V00678-P90086

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STEREOTAXIS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect the following three (3) directors, each to serve a three-year term as a Class I director until the 2026 Annual Meeting and until their respective successor is duly elected and qualified;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mr. David Benfer
02) Dr. Arun Menawat
03) Dr. Myriam Curet

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	3 Years	2 Years	1 Year	Abstain
4. To recommend, by non-binding vote, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V00679-P90086

PROXY
STEREOTAXIS, INC.
Annual Meeting of Stockholders May 18, 2023
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Kimberly R. Peery, Laura Spencer Garth and David L. Fischel, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Stereotaxis, Inc. Common Stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. Central Time on May 18, 2023 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED AND FOR PROPOSALS 2, 3, AND 3 YEARS ON PROPOSAL 4.

Continued and to be signed on reverse side